FOR IMMEDIATE RELEASE

American Realty Capital Properties Issues the Following Statement Regarding Recent Market Rumors

New York, New York, April 29, 2014 — American Realty Capital Properties, Inc. (“ARCP” or the “Company”) (NASDAQ: ARCP) issued the following statement regarding recent market rumors:

“While it is our policy not to comment on market rumors, ARCP would like to address recent speculation over merger discussions with NorthStar Realty Finance Corp. ARCP actively evaluates opportunities and is in discussions with many companies over potential combinations; however, the Company is not currently in discussions with NorthStar.”

About ARCP

ARCP is a self-managed publicly traded Maryland corporation listed on The NASDAQ Global Select Market, focused on acquiring and owning single tenant freestanding commercial properties subject to net leases with high credit quality tenants. Additional information about ARCP can be found on its website at www.arcpreit.com. ARCP may disseminate important information regarding it and its operations, including financial information, through social media platforms such as Twitter, Facebook and LinkedIn.

Forward-Looking Statements

Information set forth herein (including information included or incorporated by reference herein) may contain “forward-looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect ARCP’s expectations regarding future events. The forward-looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements include, but are not limited to, the Company's plans, market and other expectations, objectives, intentions, and other statements that are not historical facts. Additional factors that may affect future results are contained in ARCP's filings with the SEC, which are available at the SEC's website at www.sec.gov. ARCP disclaims any obligation to update and revise statements contained in these materials based on new information or otherwise.

Contacts

Anthony J. DeFazio	Brian S. Block, CFO, Treasurer, Secretary and EVP
DDCworks	American Realty Capital Properties, Inc.
tdefazio@ddcworks.com	bblock@arcpreit.com
Ph: 484-342-3600	Ph: 212-415-6500